EXHIBIT 4.4


                      2000 SECURITIES PURCHASE AGREEMENT


      2000 SECURITIES PURCHASE AGREEMENT, dated as of December 8, 2000, by and among uniView Technologies Corporation, a Texas corporation (the "Company"), and the purchasers named on the signature pages hereto (the "Purchasers").

                            PRELIMINARY STATEMENT

      The Company desires to obtain funds by issuing to the Purchasers promissory notes and warrants to purchase common stock, and the Purchasers have indicated that each desires to purchase such securities, subject to the terms and conditions set forth in this Agreement.

      ACCORDINGLY, in consideration of the preceding preliminary statement and the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto, intending to be legally bound, now agree as follows:


                            STATEMENT OF AGREEMENT


      ARTICLE 1.  CERTAIN DEFINITIONS.

      "Agreement" means this 2000 Securities Purchase Agreement, by and among the Company and the Purchasers, as such may be amended, supplemented, restated or otherwise modified from time to time.

      "Broker" has the meaning given to such term in Section 2.2 of this Agreement.

      "Business Day" means any day that is not a Saturday or Sunday or, as the context requires (i) a day on which the applicable stock exchange or market is required or permitted to be closed, or (ii) a day on which banks are required or permitted to be closed in Dallas, Texas.

      "Change in Control" means the acquisition by a person or group, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, of beneficial ownership of more than fifty percent (50%) of the Company's common stock (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business), or as a result of, or in connection with any cash tender or exchange offer, merger, or other business combination, sale of assets, or contested election, or any combination of the foregoing transactions, and the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Company.

      "Closing" and "Closing Date" have the  meanings given to such terms  in
 Section 2.1 of this Agreement.

      "Common Stock" means the common stock, par value $0.10 per share, of the Company.

      "Company" has the meaning given to such term in the preamble of this Agreement.

      "Debentures" means the Note(s) as hereinafter defined.

      "Distribution Event" means any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding (whether voluntary or involuntary) relating to the Company or its property, or any proceeding for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy.

      "Documents" means this Agreement, the Registration Rights Agreement, and the Securities, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

      "Event of Default" has the meaning given to such term in Section 8.1 of this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

      "Holder" and "Holders" both mean, as the context requires, the holder or holders of the Notes (or, if the Notes have been paid in full, the holder or holders of the Warrants) from time to time under the terms of this Agreement and the other Documents. As of the Closing Date, the Purchasers are the only Holders.

      "Indebtedness" means (i) all indebtedness of the Company for money borrowed or evidenced by notes, bonds, debentures or similar evidences of indebtedness of the Company, (ii) all indebtedness of the Company under leases that are or should be capitalized under generally accepted accounting principles, (iii) all guarantees by the Company of indebtedness of others, and (iv) indebtedness of the Company representing the deferred and unpaid purchase price of goods or services that is 120 or more days past due.

      "Majority Holders" means the Holders of a two-thirds (2/3) majority in aggregate principal amount of Notes then outstanding (exclusive of Notes held by the Company or its subsidiaries), or, if the Notes have been paid in full, the Holders of a two-thirds (2/3) majority in interest of the Warrants, based upon the amounts of Common Stock into which such Warrants may be exercised.

      "Maturity Date" means the earlier of December 7, 2005 or a Change in Control of the Company.

      "NASD" means the National Association of Securities Dealers, Inc., or any successor thereto.

      "Note" and "Notes" both mean, as the context requires, the promissory notes to be made by the Company payable to the Purchasers, such Notes being in the aggregate original principal amount of up to $1,000,000, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

      "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Purchase Price" means 100% of the original principal amount of such Note.

      "Purchasers" has the meaning given to such term in the preamble of this Agreement.

      "Registration Rights Agreement" means a registration rights agreement by and among the Company and the Purchasers, as amended, supplemented, restated or otherwise modified from time to time.

      "SEC" means the Securities and Exchange Commission of the United States of America or any successor to the rights and duties thereof.

      "Securities" means the Notes and the Warrants.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor U.S. Federal statute, and all rules and regulations thereunder.

      "TIA" means the Trust Indenture Act of 1939, as amended, or any successor U.S. Federal statute, and all rules and regulations thereunder.

      "Warrant" and "Warrants" both mean, as the context requires, the stock purchase warrants to be issued by the Company to the Purchasers, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.


      ARTICLE 2.  ISSUANCE OF SECURITIES.

           Section 2.1 Closing. The closing contemplated by this Agreement (the "Closing") shall take place at the offices of the Company on December 8, 2000 or on such other date or at such other time as the issuance of the Securities and the payment of the Purchase Price therefor shall actually occur (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser the Note and the Warrant subscribed for by such Purchaser as noted on the signature page hereof, each registered in the name of such Purchaser, against payment of the Purchase Price therefor. At the Closing, the Purchase Price shall be paid in good funds by wire transfer, less a one percent (1%) commitment fee and a four percent (4%) loan origination fee payable to Purchaser, and reasonable out of pocket expenses, if any.

           Section 2.2 Expenses. The Company will reimburse the Purchasers for any reasonable out of pocket expenses incurred in connection with the closing or monitoring of the Note.


      ARTICLE 3.  PURCHASERS' REPRESENTATIONS AND WARRANTIES.

      Each Purchaser hereby represents and warrants (with respect to itself only) to the Company as follows as of the date hereof and as of the Closing
 Date:

           Section 3.1 Organization and Powers. Each Purchaser is, if a partnership or corporation, (i) duly organized, validly existing and in good standing under the laws of the State of its formation, and (ii) has the power and authority to execute, deliver and perform the Documents to which it is a party.

           Section 3.2 Authorization. The execution, delivery and performance by each Purchaser of the Documents to which it is a party have been duly authorized by each Purchaser by all requisite action necessary to be taken by it.

           Section 3.3 Validity and Binding Nature. The Documents to which each Purchaser is a party have been duly executed and delivered by such Purchaser and each is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting the enforcement of creditors' rights generally).

           Section 3.4 Acquisition for Investment. Each Purchaser is acquiring the Securities (and all securities into which the Securities are exercisable) solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and no Purchaser has a present intention or plan to effect any distribution of the Securities (or such other securities). Notwithstanding anything in this Section to the contrary, the disposition of each Purchaser's property shall be at all times within the control of each Purchaser and subject to the rights of each Purchaser to dispose of all or any of the Securities (or such other securities) pursuant to an effective registration statement under the Securities Act or an exception available under the Securities Act. Each Purchaser acknowledges that the Securities (and such other securities) have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration.

           Section 3.5 Accredited Investor; Sophistication. Either (i) each Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act or (ii) each Purchaser is able to bear the economic risk of this investment, at the present time, and is able to afford a complete loss of such investment. By reason of each Purchaser's business and financial experience, and the business and financial experience of those Persons retained to advise each Purchaser with respect to its investment in the Securities, each Purchaser, together with such advisors, has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the prospective investment.

           Section 3.6 No General Solicitation. To each Purchaser's knowledge, the Securities were not offered to such Purchaser by means of general solicitations, publicly disseminated advertisements or sales literature.

           Section 3.7 Address. The true and correct address of each Purchaser's principal place of business is as set forth in this Agreement. Each Purchaser has supplied its federal tax identification number to the Company. No Purchaser has a present intention of moving its principal place of business to any other state or jurisdiction.

           Section 3.8 No Brokers. No Purchaser has employed any broker, agent, finder or investment banker in connection with any transaction contemplated by the Documents.


      ARTICLE 4.  COMPANY'S REPRESENTATIONS AND WARRANTIES.

      The Company hereby represents and warrants to the Purchasers as follows as of the date hereof and as of the Closing Date:

           Section 4.1 Organization and Powers. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, and (iii) has the power and authority to execute, deliver and perform the Documents to which it is a party.

           Section 4.2 Authorization. The execution, delivery and performance by the Company of the Documents to which it is a party (i) have been duly authorized by the Company by all requisite action necessary to be taken by it, (ii) will not violate and has not violated in such a way as to have a material adverse effect on the Company (A) any provision of law, statute, rule or regulation, (B) any applicable judgment, writ, injunction, decree or other order of any governmental authority, or (C) the articles of incorporation or bylaws of the Company, or any material agreement to which the Company is a party, and (iii) will not be or result in, and has not caused, a conflict with, a breach of or (with notice or lapse of time or both) a default under any material agreement to which the Company is a party.

           Section 4.3 Validity and Binding Nature. This Agreement has been duly executed and delivered by the Company and is, and each of the other Documents, when executed and delivered by the Company will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting the enforcement of creditors' rights generally).

           Section 4.4 Consents, Licenses, Filings, Etc. Except as required under the Securities Act and applicable state securities laws, no action, consent or approval of, license or permit from, or registration or filing with, or any other action by any governmental authority or any other Person was or is required in connection with the execution, delivery and performance by the Company of the Documents.

           Section 4.5 No Brokers. The Company has not employed any broker, agent, finder or investment banker in connection with any transaction contemplated by the Documents.

           Section 4.6 Capitalization. As of December 8, 2000, the authorized capital stock of the Company consisted of 80,000,000 shares of Common Stock, of which 27,191,816 shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and non-assessable. There is no preemptive or similar rights to purchase or otherwise acquire shares of capital stock or other securities of the Company pursuant to any provision of law, the Company's articles of incorporation or bylaws, or any agreement to which the Company is a party. Except as disclosed in the Company's SEC filings, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. The Purchasers acknowledge that they have had ample opportunity to review true and correct copies of the Company's articles of incorporation and bylaws, and the Company's SEC filings including the Company's annual report on Form 10-K for the 2000 fiscal year.

           Section 4.7 Issuance of Shares. The Common Stock issuable upon exercise of the Warrants has been duly authorized and when issued in accordance with the terms of the Documents shall be validly issued, fully paid and non-assessable.

           Section 4.8 SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after such date prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).


      ARTICLE 5.  PURCHASERS' CONDITIONS TO CLOSING.

      Each Purchaser's obligation to purchase and pay for Securities at the Closing is subject to the fulfillment to such Purchaser's satisfaction, on or before the Closing Date, of each of the following conditions:

           Section 5.1   Expiration  Date.    The  Closing  Date  shall  have
 occurred on or before December 8, 2000.

           Section 5.2 Securities. Each Purchaser shall have received the Securities required to be delivered by the Company to such Purchaser on the Closing Date pursuant to Article 2 of this Agreement, each duly executed and delivered by the Company.

           Section 5.3 Registration Rights Agreement. Each Purchaser shall have received the Registration Rights Agreement, duly executed and delivered by the Company.

           Section 5.4 Representations and Warranties; Covenants; Events of Default. (i) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, except to the extent of any changes caused by the transactions herein contemplated, (ii) the Company shall not be in material breach of any covenant contained in the Documents, and (iii) no Event of Default shall have occurred and be continuing.

           Section 5.5 Transactions Permitted by Applicable Laws. The Closing and the other transactions contemplated by this Agreement shall not violate any applicable law or governmental regulation or result in a violation of any order of any court or governmental body applicable to the Purchasers or the Company and shall not subject the Purchasers or the Company to any tax, penalty or liability.

           Section 5.6 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or, to the best of the Purchasers' knowledge, threatened against or affecting the Purchasers or the Company or any of their respective properties that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the Closing or the other transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

           Section 5.7 Approvals and Consents. The Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all registrations and qualifications with, all federal, state and local governmental authorities and other Persons necessary for the consummation of the Closing and the other transactions contemplated by this Agreement, and all such matters shall be in full force and effect as of the Closing Date.

           Section 5.8 Proceedings. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchasers.


      ARTICLE 6.  COMPANY'S CONDITIONS TO CLOSING.

      The obligation of the Company to issue and sell Securities to the Purchasers is subject to the fulfillment to the satisfaction of the Company, on or before the Closing Date, of each of the following conditions:

           Section 6.1   Purchase Price.   The  Company shall  have  received
 payment in full of the Purchase Price for the Securities.

           Section 6.2 Representations and Warranties; Covenants. (i) The representations and warranties of each Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, except to the extent of any changes caused by the transactions herein contemplated, and (ii) the Purchasers shall not be in material breach of any covenant contained in the Documents.

           Section 6.3 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or, to the best of the Company's knowledge, threatened against or affecting the Purchasers or the Company or any of their respective properties before any court, arbitrator or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the Closing or the other transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

           Section 6.4 Approvals and Consents. The Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all registrations and qualifications with, all federal, state and local governmental authorities and other Persons necessary for the consummation of the Closing and the other transactions contemplated by this Agreement, and all such matters shall be in full force and effect as of the Closing Date.


      ARTICLE 7.  COVENANTS.

      The Company hereby covenants and agrees with the Holders that, so long as the principal of or interest on any Note shall be unpaid:

           Section 7.1 Compliance with Law; Maintenance of Properties. The Company will do or cause to be done all things necessary (i) to preserve and keep in full force and effect at all times the Company's existence, and all rights, licenses and franchises that are material to its business, (ii) to cause the Company to comply in all material respects with all applicable laws, and all applicable rules, regulations and orders issued by any governmental authority, noncompliance with which could have a material adverse effect on the business, operations, prospects, assets and/or financial or other condition of the Company (but the Company may contest in good faith by appropriate action any alleged violation of any of the foregoing), and  (iii) to  preserve  all material  property  useful  in  the conduct of the Company's business and keep the same in reasonably good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

           Section 7.2    Performance  of  Liabilities.    The  Company  will
 (i) duly pay and discharge all Indebtedness, and (ii) duly pay and discharge all taxes before the same shall become in default, and all lawful claims for labor, materials and supplies that have become due and payable which taxes and other claims, if unpaid, might become a lien upon any of its properties if the loss of such properties could have a material adverse effect on the business, operations, prospects, assets and/or financial or other condition of the Company.


      ARTICLE 8.  DEFAULT AND REMEDIES.

           Section 8.1  Events of Default.  An "Event of Default" occurs if:

           (a) the Company defaults in the payment of principal of or interest on the Notes when the same becomes due and payable and such default continues for 30 days after the Company has received written notice thereof;

           (b) the Company shall fail to observe or perform any other covenant or agreement contained in any Document and such default continues for 30 days after the Company has received written notice thereof;

           (c) any material representation or warranty made by the Company in any Document shall prove to have been false or misleading in any material respect when made;

           (d) the Company (i) shall commence a voluntary case concerning itself under any bankruptcy law now or hereafter in effect, or any successor thereof; or (ii) commences any Distribution Event;

           (e) an Event of Default occurs under any obligations of the Company under Notes held by other parties.

           The Company agrees to notify the Holder promptly of any Event of Default.


           Section 8.2  Remedies.

           (a)  If an Event of Default (other than an Event of Default  under
 Section 8.1(d)) shall occur and be continuing, the Majority Holders may declare by notice in writing given to the Company, the entire unpaid principal amount of the Notes, together with accrued but unpaid interest thereon, to be immediately due and payable, in which case the Notes shall become immediately due and payable, both as to principal and interest, without presentment, demand, default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

           (b) If an Event of Default under Section 8.1(d) shall occur and be continuing, the entire unpaid principal amount of the Notes, together with accrued but unpaid interest thereon, shall automatically become immediately due and payable, both as to principal and interest, without presentment, demand, default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

           (c) If any Event of Default shall have occurred and is continuing, the Company shall pay to Holders additional Warrants to purchase 10,000 shares of Common Stock per day until the default is cured, up to a maximum of 500,000 shares.


      ARTICLE 9.  MISCELLANEOUS.

           Section 9.1 Payments. The Company agrees that, as long as the Purchasers shall hold the Notes, all payments to be made on or in connection with the Notes shall be made to the Purchasers by wire transfer, as the Purchasers may designate in writing. All payments referred to under this Agreement and the other Documents shall be in immediately available funds in lawful money of the United States of America. The Holders agree that prior to any delivery upon the sale or other disposition of all or any part of the Notes, the Holders will promptly make or cause to be made a notation on the Notes reflecting all payments thereon.

           Section 9.2 Amendments. This Agreement and the other Documents may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived, only by a written instrument executed by the Company and the Majority Holders at such time; except that each holder must consent in writing to any amendment or waiver which adversely affects the interest rate, maturity, prepayment or redemption provisions, or the percentage required to amend the Debentures. If any such proposed amendment, modification or other action would require the consent of holders of more than a majority in aggregate principal amount of securities then outstanding if such action were proposed with respect to securities issued pursuant to an indenture qualified under the TIA (such percentage required under the TIA for such action being referred to herein as the "Applicable Supermajority Percentage"), then such proposed amendment, modification or other action with respect to this Agreement and the other Documents shall require the consent of the Holders of the Applicable Supermajority Percentage of the Notes (or, if the Notes have been paid in full, the Warrants). If any such proposed amendment, modification or other action would require the consent of each affected holder if such action were proposed with respect to securities issued pursuant to an indenture qualified under the TIA, then such proposed amendment, modification or other action with respect to this Agreement and the other Documents shall require the consent of each affected Holder.

           Section 9.3 No Waiver. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

           Section 9.4 Survival of Representations and Warranties. All representations, warranties, covenants, indemnities and agreements contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement, the sale and purchase of the Securities and any disposition thereof.

           Section 9.5 Successors and Assigns. All covenants and agreements in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the Company, each Purchaser and each Holder and their respective successors and permitted assigns. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person. The Holders may not sell, assign (by operation of law or otherwise), transfer, pledge, grant a security interest in, or otherwise dispose of this Agreement or any other Document or any portion hereof or thereof or any rights or obligations hereunder or thereunder unless (i) the Company has granted its prior written consent (which consent shall not be unreasonably withheld), and (ii) the Company shall have received a written opinion of counsel reasonably acceptable to the Company, addressed to the Company, to the effect that any such proposed transfer or other disposition complies with all applicable Federal and state securities laws, or other comfort reasonably acceptable to the Company to the same effect.

           Section 9.6 Notices. Unless expressly provided otherwise herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered, (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent,
 (iii) if given by telecopier, once such notice or other communication is transmitted to the telecopier number of the party and the appropriate answer back or telephonic confirmation is received; provided that such notice or other communication is mailed in accordance with clause (ii) hereof or (iv) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent and (i) if to a Purchaser, addressed to it at the address shown on the signature pages hereof, or to such other address as such Purchaser may have designated to the Company in writing, (ii) if to any subsequent Holder, addressed to such Holder at the address of such Holder in the record books of the Company, and (iii) if to the Company, addressed to it at 17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248,
 Attention: Patrick A. Custer, or to such other address as the Company may have designated in writing to the Holder.

           Section 9.7 Descriptive Headings. The descriptive headings of the articles, sections, subsections and paragraphs of the Documents are inserted for convenience only and do not constitute a part of the Documents.

           Section 9.8 Governing Law. This Agreement and the validity and enforceability hereof shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

           Section 9.9 Pro Rata Sharing. All payments (including, but not limited to, payments by offset) made under this Agreement or the Notes shall be made to the Holders pro rata in accordance with the principal amount of Notes that such Holder owns. If any Holder shall receive any payment in violation of this Section, such Holder shall pay such excess funds over to other Holders or purchase Notes or interests therein from other Holders in order to cause such excess payment to be shared by the Holders on a pro rata basis.
           Section 9.10 Limitation on Interest. Notwithstanding any other provision of this Agreement or any other Document, interest on the indebtedness contemplated by the Documents is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of such indebtedness or otherwise, shall the interest contracted for, charged or received by any Purchaser or any Holder exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Agreement or of any other document evidencing, securing or pertaining to the indebtedness contemplated hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances any Purchaser or any Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement or any other document evidencing, securing or pertaining to the indebtedness contemplated hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Agreement or on account of any other indebtedness of the Company to such Purchaser or such Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Notes and such other indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to such Purchaser or such Holder, under any specific contingency, exceeds the highest lawful rate, the Company and such Purchaser or such Holder shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Agreement and the other Documents.

           Section 9.11 Entire Agreement. This Agreement and the other Documents embody the entire agreement of the parties relating to the subject matter hereof and supersede all prior proposals, negotiations, agreements and understandings relating to such subject matter.

           Section 9.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

                               [Signature Pages Follow]

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year specified at the beginning hereof.

                               UNIVIEW TECHNOLOGIES CORPORATION


                               By:      (Form only)
                                   ------------------------------

                               PURCHASER:  Sagemark Capital, L.P.

                                   (Form only)
                               ______________________________
                                    (Signature)

                               Sagemark Capital, L.P.
                               By: Sagemark Management, LLC, General Partner Print Name:
                               Title: Authorized Member



 Original Principal Amount of Notes Purchased:

 Corresponding Warrant originally exercisable for __________ underlying shares, exercisable for five (5) years at $____ per share.

 Principal Place of Business:


 Federal Tax ID Number:

                                 APPENDIX "A"

                           INVESTOR ACKNOWLEDGMENTS

      In order to induce uniView Technologies Corporation (the "Company") to accept the foregoing Securities Purchase Agreement between the parties dated as of December 8, 2000, the Investor expressly acknowledges the following by placing his or her initials (or, if the Investor is a person other than an individual, the initials of an individual duly empowered to act for the Investor) in each of the spaces provided below:

      THE INVESTOR HAS RECEIVED, HAS CAREFULLY REVIEWED INFORMATION ON THE COMPANY AND HAS MADE AN INDEPENDENT INVESTIGATION AND ANALYSIS OF THE INVESTMENT.

      THE INVESTOR HAS CAREFULLY READ THE FOREGOING SECURITIES PURCHASE AGREEMENT AND IN PARTICULAR, HAS CAREFULLY READ AND UNDERSTANDS THE INVESTOR'S REPRESENTATIONS AND WARRANTIES MADE THEREIN AND CONFIRMS THAT ALL SUCH REPRESENTATIONS AND WARRANTIES ARE TRUE AND CORRECT.

      THE INVESTOR QUALIFIES UNDER THE FOLLOWING CATEGORY OR CATEGORIES OF DEFINITIONS OF "ACCREDITED INVESTOR" (INDICATE EACH APPLICABLE CATEGORY):

           Category I. _____ The undersigned is an individual (not a partnership, corporation, trust, etc.) whose net worth with the undersigned's spouse presently exceeds $1 million. In calculating net worth the undersigned may include equity in personal property and real estate, estate, including the undersigned's principal residence, cash, short-term investments, stocks, bonds, and securities. Equity in personal property and real estate should be based upon the fair market value of the property less any debt secured by the property.

           Category II. _____ The undersigned is an individual (not a partnership, corporation, trust, etc.) who reasonably expects an individual income in excess of $200,000 (or $300,000 with the undersigned's spouse) in the current year and had an individual income in excess of $200,000 (or $300,000 with the undersigned's spouse) in each of the last two years. Income includes foreign income, tax exempt income, and the full amount of any capital gains and losses. Individual income does not include any income of the undersigned's spouse or other family members; it also does not include any unrealized capital appreciation.

           Category III. _____ The undersigned is a bank, insurance company, registered investment company, registered business development company, license small business investment company, or employee benefit plan within the meaning of Title I of ERISA whose plan fiduciary is either a bank, insurance company or registered investment advisor, or whose total assets exceed $5 million.
                                   _________________
                                   (Describe entity)

           Category  IV.  _____  The   undersigned  is  a  private   business
      development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

                                   _________________
                                   (Describe entity)

           Category V. _____ The undersigned is a non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, with total assets in excess of $5 million.
                                   _________________
                                   (Describe entity)

           Category VI. _____ The undersigned is a trustee of a trust that is revocable by the grantor at any time (including an individual retirement account) and the grantor qualifies under either Category I or Category II above. A copy of the trust agreement or declaration of trust and a representation as to the net worth and income of the grantor is enclosed with this Investor Acknowledgment.

           Category VII. _____ The undersigned is an entity of which all of the equity owners are "accredited investors" within one or more of the categories. If this category is the only category checked, each of the equity owners of the entity must complete a separate copy of this Investor Acknowledgment.
           _________________
           (Describe entity)

           Category VIII. _____ The undersigned is a corporation or other organization not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

      IN WITNESS WHEREOF, the Investor has executed and delivered this Investor Acknowledgment as of December 8, 2000.

 Official Signatory of Investor:

 Sagemark Capital, L.P.


    (Form only)
 _______________________________
      (Signature)

 Sagemark Capital, L.P.
 By: Sagemark Management, LLC, General Partner
 Print Name:
 Title: Authorized Member